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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT - July 24, 2002
                        (Date of Earliest Event Reported)



                              GUILFORD MILLS, INC.
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             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-06922

         Delaware                                            13-1995928
 ------------------------                                 ----------------
 (State of Incorporation)                                 (I.R.S. Employer
                                                         Identification No.)


 4925 West Market Street, Greensboro, NC                           27407
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          (Address of principal                                   Zip Code
           executive offices)


       Registrant's telephone number, including area code: (336) 316-4000


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ITEM 9.  REGULATION FD DISCLOSURE.

           As previously disclosed, on March 13, 2002, Guilford Mills, Inc. (the "Company") and its domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court"). The chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under case no. 02-40667 (BRL) pursuant to an order of the Court.

           The Company and its subsidiaries remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

           On July 22, 2002, the Debtors filed with the Court their required consolidated Monthly Operating Report for the month of June 2002 in a form prescribed by the office of the United States Trustee of the Department of Justice for the Southern District of New York. Exhibit 99.1 to this Current Report on Form 8-K contains the text of the Monthly Operating Report required to be filed with the Court. This Current Report (including the Exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

           The Company's informational filings with the Court, including the Monthly Operating Report, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Monthly Operating Report may be available electronically, for a fee, through the Court's Internet world wide web site, whose address is www.nysb.uscourts.gov.

           The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, and it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of the Debtors, or any other affiliate of the Company. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by the United States Trustee of the Department of Justice for the Southern District of New York, and is subject to future adjustment and reconciliation. Also, the Monthly Operating Report contains financial information of the Debtors only, while the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") include the financial information of the Company's non-debtor subsidiaries. Accordingly, the Company believes the substance and format do not allow meaningful comparison with the Company's regular publicly-disclosed consolidated financial statements. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise


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different from those required in the Company's reports pursuant to the Exchange
Act.

           This Current Report and the exhibit hereto may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or revise any such forward-looking statements. Such statements could be subject to risk and uncertainty that exist in the operations of the Company and the business environment that could render actual outcomes and results materially different from those predicted. These risks and uncertainties include, without limitation and in no particular order, the following factors as well as risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission:

1. general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, housing starts, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns;

2. the overall level of automotive production and the production of specific car models;

3.       fashion trends;

4.       information and technological advances;

5. cost and availability of raw materials, labor and natural and other resources;

6.       domestic and foreign competition;

7.       domestic and foreign governmental regulations and trade policies;

8.       reliance on major customers;

9.       success of marketing, advertising and promotional campaigns;

10. inability to achieve cost reductions through consolidation and restructuring;

11. inability to obtain financing on favorable terms or to obtain amendments or waivers with respect to non-compliance with certain covenants in loan agreements;

12. the adverse impact of the Company's filing under chapter 11 of the Bankruptcy Code on the Company's customer and supplier relationships, including less favorable trade credit terms;

13. inability to maintain sufficient liquidity to finance the Company's operations; and

14.      inability to confirm and implement the Plan.


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                                   SIGNATURES

           Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 24, 2002
                                      GUILFORD MILLS, INC.

                                      By: /s/ David H. Taylor
                                          ------------------------------------
                                          David H. Taylor
                                          Interim Chief Financial Officer

















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                                  EXHIBIT INDEX


     Exhibit No.                              Description
     -----------                              -----------

       99.1 Monthly Operating Report filed with United States Bankruptcy Court - Southern District of New York.


















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